Exhibit 32.1

CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, David T. Mitchell, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report on Form 10-K of Fabrinet for the fiscal year ended June 30, 2017 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in this Annual Report on Form 10-K fairly presents in all material respects the financial condition and results of operations of Fabrinet.

	By:	/s/ DAVID T. MITCHELL
Date: August 23, 2017	Name:	David T. Mitchell
	Title:	Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)

I, Toh-Seng Ng, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report on Form 10-K of Fabrinet for the fiscal year ended June 30, 2017 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in this Annual Report on Form 10-K fairly presents in all material respects the financial condition and results of operations of Fabrinet.

	By:	/s/ TOH-SENG NG
Date: August 23, 2017	Name:	Toh-Seng Ng
	Title:	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)